Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$201,332,013
Unrealized Gain (Loss) on Market Value of Futures	1,117,130,026
Dividend Income	189,159
Interest Income	766,758
ETF Transaction Fees	4,195
Total Income (Loss)	$1,319,422,151

Expenses
General Partner Management Fees	$1,565,340
Professional Fees	178,976
Brokerage Commissions	239,356
Non-interested Directors' Fees and Expenses	20,736
Prepaid Insurance Expense	13,248
NYMEX License Fee	52,178
SEC & FINRA Registration Expense	218,000
Total Expenses	$2,287,834
Net Income (Loss)	$1,317,134,317

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/20	$3,489,197,331
Withdrawals (138,897 Shares)	(2,271,004)
Net Income (Loss)	1,317,134,317

Net Asset Value End of Month	$4,804,060,644
Net Asset Value Per Share (185,223,603 Shares)	$25.94

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596